Exhibit 99.1

Joint Filer Information

Each of the following joint filers has designated Crestview Partners II GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview Partners II SES Investment B, LLC c/o Crestview Partners 590 Madison Avenue, 36th Floor New York, NY 10022
2.	Crestview Partners II SES Investment, LLC c/o Crestview Partners 590 Madison Avenue, 36th Floor New York, NY 10022
3.	Crestview Advisors, L.L.C. c/o Crestview Partners 590 Madison Avenue, 36th Floor New York, NY 10022
4.	Robert V. Delaney, Jr. c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 36th Floor New York, NY 10022
5.	Adam J. Klein c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 36th Floor New York, NY 10022

Date of Event Requiring Statement: May 10, 2019

Issuer Name and Ticker or Trading Symbol: Select Energy Services, Inc. [WTTR]

CRESTVIEW PARTNERS II SES INVESTMENT B, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW PARTNERS II SES INVESTMENT, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

ROBERT V. DELANEY, JR.

By:	/s/ Ross A. Oliver, Attorney-in-Fact

ADAM J. KLEIN

By:	/s/ Ross A. Oliver, Attorney-in-Fact

Date: May 14, 2019